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                                                                    Exhibit 23-A

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-62181, 33-60479, 333-93801, 333-85509, 333-59198)and Forms
S-3 (Nos. 333-44848 and 333-76858) of Tech Data Corporation and in the related Prospectus, of our report dated March 13, 2003, with respect to the consolidated financial statements and schedule of Tech Data Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 31, 2003.

                                                  /s/ERNST & YOUNG LLP


Tampa, Florida
April 21, 2003